Exhibit 3.2

BY-LAWS

OF

J.P. MORGAN STRUCTURED OBLIGATIONS CORPORATION
(A DELAWARE CORPORATION)

ARTICLE I

Stockholders

                 Section 1.1.    The annual meeting of the stockholders of the Corporation shall be held in the Borough of Manhattan, The City of New York, on the second Thursday of May of each year at 11:00 a.m., New York City time, for the election of directors and such other business as may properly come before the meeting. Notice of time, place and purpose or purposes of such meeting shall be given no fewer than 10 nor more than 60 days before said meeting by mailing postage prepaid or delivering personally such notice, signed by the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary, to each stockholder of record entitled to vote at such meeting at his address as it appears on the stock ledger of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

                 Section 1.2.    Special meetings of the stockholders may be called by the Chairman of the Board or the President or by order of the Board of Directors. Notice of any special meeting,

stating the time, place and purpose or purposes thereof, shall be given by mail to the stockholders in the manner provided in Section 1.1 for the calling of annual meetings of stockholders.

                 Section 1.3.    Notice of any annual or special meeting shall not be required to be given to any stockholder who shall waive such notice in writing or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                 Section 1.4.    At any meeting of stockholders, unless otherwise provided by law, stockholders entitled to cast a majority of the votes thereat, present either in person or by proxy, shall constitute a quorum and any question brought before such meeting shall be decided by the stockholders owning a majority of the capital stock represented at such meeting, voting either in person or by proxy. Less than a quorum shall have power to adjourn any meeting.

                 Section 1.5.    Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all share entitled to vote thereon were present and voted.

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                 Section 1.6.    The Chairman of the Board, or in his absence the President, or in his absence one of the other Directors, shall preside at all meetings of stockholders, and the order in which the business thereof shall be disposed of, in the absence of a contrary vote by stockholders, shall be determined by the presiding officer.

ARTICLE II

Board of Directors

                 Section 2.1.    The business of the Corporation shall be managed and its corporate powers exercised by a Board of Directors. The number of Directors constituting the Board of Directors shall be as determined from time to time by the Board of Directors by a vote of a majority of Directors then in office, and until the first such determination shall be four.

                 Section 2.2.    At each annual meeting of stockholders each of the Directors shall be elected to serve until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

                 Section 2.3.    As promptly as practicable after each annual meeting of stockholders for the election of Directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. If such meeting is not a regular meeting, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors.

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                 Section 2.4.    The Board of Directors shall hold regular meetings at such time and place, within or without the State of Delaware, as may be determined from time to time by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

                 Section 2.5.    Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and either of them shall call a special meeting whenever requested to do so by any two members of the Board of Directors. Notice of such meeting shall be mailed to each Director addressed to him at his usual residence or place of business at least two days before the day on which such meeting is to be held, or shall be sent to him at such address by mail or telex or given personally or by telephone not later than the day before such meeting is to be held.

                 Section 2.6.    Except as otherwise required by law, one-third of the number of Directors (but not fewer than two Directors), as fixed from time to time, shall constitute a quorum.

                 Section 2.7.    Directors, as such, shall be entitled to receive such compensation, if any, and such fees, if any, for attendance as the Board of Directors shall fix from time to time. Nothing herein contained shall be construed to preclude any Director from serving in any capacity and receiving compensation therefor.

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                 Section 2.8.    Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, unless otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

                 Section 2.9.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                 Section 2.10.    Directors and members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                 Section 2.11.    Any Director of the Corporation may resign at any time be giving written notice to the Chairman of the Board, the President, or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the

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acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office including those who have so resigned shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE III

Committees

                 Section 3.1.    The Board of Directors may from time to time appoint, from among its membership, an Executive Committee of not fewer than three Directors, which, to the extent permitted by law, shall exercise all the powers of the Board of Directors in the intervals between the meetings of the Board of Directors. The Executive Committee may adopt its own rules of procedure. Two members of the Executive Committee shall constitute a quorum.

                 Section 3.2.    The Board of Directors may elect by resolution passed by a majority of the whole Board of Directors, from among its membership or otherwise, such other committees with such powers as it shall determine. Such committees shall determine their own quorums and adopt their own rules of procedure.

                 Section 3.3.    The Board of Directors may fill any vacancy in any committee.

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ARTICLE IV

Officers and Employees

                 Section 4.1.    The Board of Directors, at its first meeting and at its first meeting after each annual meeting of stockholders, may elect a Chairman of the Board, who shall be a director; a President, who shall be a director; one or more Vice Presidents (any one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents); a Secretary; and a Treasurer. In addition, the Board of Directors may elect, or the Chairman of the Board or the President may appoint, one or more Assistant Secretaries and such other officers as they or he may deem fit. All officers elected pursuant to this paragraph shall hold office at the pleasure of the Board of Directors. All officers appointed pursuant to this paragraph shall hold office at the pleasure of the Chairman of the Board. The compensation of officers required or permitted by this Section 4.1 to be elected only by the Board of Directors shall be fixed by the Board or by the Executive Committee. The compensation of other officers shall be fixed by the Board, by the Executive Committee, or by the President.

                 Section 4.2.    All other agents and employees of the Corporation shall be appointed, their duties prescribed and other compensation fixed by the Board of Directors, the Executive Committee, the President, or any officer authorized to do so by the Board of Directors.

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                 Section 4.3.    Any or all of the officers or employees of the Corporation may be required to give such bonds as the Board of Directors may determine.

                 Section 4.4.    The Chairman of the Board shall have general supervision of the policies of the Corporation on behalf of the Board of Directors. He shall have the power to execute and deliver on behalf of the Corporation any contract, agreement, or other instrument. He shall preside at the meetings of the stockholders and at meetings of the Board of Directors

                 Section 4.5.    The President of the Corporation shall have direct supervision of the policies of the Corporation on behalf of the Board of Directors and shall manage and administer the Corporation's operation. He shall be the chief executive officer of the corporation. He shall perform all duties incident to the office of President, and, except as these By-Laws otherwise provide or the Board of Directors or Executive Committee or the Chairman or the Board shall otherwise direct, in the event of the absence or disability of the Chairman of the Board shall act in his place and assume his duties. He shall have the power to execute and deliver on behalf of the corporation any contract, agreement, or other instrument.

                 Section 4.6.    Each Vice President, if any, shall have the duties and authority usually pertaining to such office and such other duties as shall be assigned to him by the Board of Directors, the Chairman of the Board or the President.

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                 Section 4.7.    The Treasurer shall have the supervision and care of all the funds and securities of the Corporation. He shall keep permanent records of the evidences of property or indebtedness and of all fiscal transactions of the Corporation; he shall exercise general supervision over, and be responsible for, the operation of all matters pertaining to the accounting and bookkeeping of the Corporation; he shall exercise general supervision over, and be responsible for, the operation of all matters pertaining to the auditing of the corporation; he shall render to the Board of Directors such regular statements and reports as may be requested of him and such other reports as in his judgment are necessary in the performance of his duties; and he shall have such further duties as the Board of Directors shall assign to him.

                 Section 4.8.    The Secretary shall keep the minutes of all meetings of the Board of Directors and of all meetings of the stockholders; he shall attend to the giving and receiving of all notices of and to the Corporation; he may affix or cause to be affixed the seal of the Corporation to all contracts, instruments or documents, executed in the name of the Corporation, of which seal he shall be custodian; he shall be empowered to certify resolutions of the directors or stockholders of the Corporation; and he shall in general perform all the duties and exercise all the powers normally incident to the office of the Secretary. In the event of the absence or disability of the President, the Secretary shall act in his place and assume his duties.

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                 Section 4.9.    Any Assistant Treasurer shall perform such duties as may be designated by the Board of Directors or the President. In the absence or inability of the Treasurer to act, any Assistant Treasurer may perform all the duties exercise all the powers of the Treasurer.

                 Section 4.10.    Any Assistant Secretary shall perform such duties as may be designated by the Board of Directors or the President. Any Assistant Secretary may perform all the duties and may exercise any of the powers of the Secretary.

                 Section 4.11.    All other officers of the Corporation shall perform such duties as may be designated by the Board of Directors, the Chairman of the Board, the President, or any officer authorized to do so by the Chairman or the President.

                 Section 4.12.    All agreements, checks, orders and other instruments and documents shall be signed by the officers authorized in these By-Laws to do so or by such other officers or by such employees and agents other than officers as the Board of Directors, the Chairman of the Board or the President shall authorize, subject to such restrictions as shall be prescribed in connection with such authorization.

ARTICLE V

Seal

                 Section 5.1.    The Corporation shall have a seal which shall be in such form as the Board of Directors shall approve.

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ARTICLE VI

Capital Stock

                 Section 6.1.    All certificates of stock shall be signed by the President or a Vice President, an the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The signatures may be facsimile, engraved or printed, to the extent permitted by law.

                 Section 6.2.    No transfer of stock of the Corporation shall be permitted except upon the surrender of the outstanding certificate of stock. No new certificate shall be issued until the former certificate is canceled, except that in the case of loss or destruction of a certificate, a new certificate may be issued upon such terms as the Board of Directors may prescribe.

                 Section 6.3.    In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting, or an adjournment thereof, or entitled to express consent to any corporation action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor fewer than 10 days before such meeting, nor more than 60 days prior to any other action.

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ARTICLE VII

Voting of Stock of Other Corporations

                 Section 7.1.    Shares of the capital stock of other corporations held by the corporation shall be voted in such manner as may be determined by the President, unless otherwise ordered by the Board of Directors.

ARTICLE VIII

Amendments

                 Section 8.1.    Except as may be otherwise provided by law, these By-Laws may be altered or repealed at any meeting of the Board of Directors, whether or not such alteration or repeal shall or may affect any By-Law which does or may be deemed to limit the powers of the Directors.